SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2001

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 SW Madison, Portland, OR	97205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.        Other Events

        This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Wilshire Financial Services Group Inc. (“WFSG” or the “Company”) on January 2, 2002. This report includes, as Exhibits 4.1 and 4.2, respectively, the Debenture Purchase Agreement and related 8% Convertible Subordinated Debenture entered into by the Company and a private investor.

        On December 31, 2001, Wilshire Financial Services Group Inc. repurchased a total of 4,168,854 shares of its common stock from entities affiliated with American Express Financial Advisors Inc. (collectively, “AXP”). These shares represented AXP’s entire interest in the Company’s common stock, or approximately 21% of the total WFSG shares previously outstanding. The purchase price for the shares was approximately $10.0 million, or $2.40 per share.

        The Company will finance this purchase primarily through the issuance of approximately $7.7 million in 8% convertible subordinated debentures due December 15, 2005. These debentures will be issued in January 2002 in a private placement to certain investors and current stockholders of the Company, as well as to certain of the Company’s directors who are expected to provide between one-third and one-half of the total proceeds from this issuance. Commencing in July 2002, the debentures will be convertible at $2.40 per share and, at the option of the Company, will be redeemable (if certain conditions are satisfied) at a premium, decreasing to par over the subsequent nine-month period.

        The Company's internal cash comprised the balance of the funding for the purchase of AXP's holdings.

Item 7.        Financial Statements and Exhibits

         (c)      Exhibits.

4.1	Debenture Purchase Agreement between Wilshire Financial Services Group Inc. and Robert H. Kanner, dated December 28, 2001

4.2	8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $4,200,000

99.1	Press Release dated January 2, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2002	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

4.1	Debenture Purchase Agreement between Wilshire Financial Services Group Inc. and Robert H. Kanner, dated December 28, 2001

4.2	8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $4,200,000

99.1	Press Release dated January 2, 2002

Schedule to Exhibit 4.1 and 4.2 to Form 8-K/A, dated January 4, 2002.

        The Instructions to Item 601 of Regulation S-K provide that in any case where two or more indentures, contracts, franchises, or other documents required to be filed as exhibits are substantially identical in all material respects except as to the parties thereto, the dates of execution, or other details, the registrant need file a copy of only one of such documents, with a schedule identifying the other documents omitted. Set forth below is a schedule of four Debenture Purchase Agreements and related 8% Convertible Subordinated Debentures entered into by the Company which are substantially identical in all material respects to the Debenture Purchase Agreement, dated December 28, 2001, by and between the Company and Robert H. Kanner and the related 8% Convertible Subordinated Debenture due December 15, 2005 filed as Exhibit 4.1 and 4.2, respectively, to this 8-K/A.

1.	Debenture Purchase Agreement, dated December 28, 2001 and 8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $2,250,000.

2.	Debenture Purchase Agreement, dated December 28, 2001 and 8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $132,000.

3.	Debenture Purchase Agreement, dated December 28, 2001 and 8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $108,000.

4.	Debenture Purchase Agreement, dated December 28, 2001 and 8% Convertible Subordinated Debenture due December 15, 2005, in the principal amount of $1,000,000.